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Exhibit 5.1

8 August 2017

Ensco plc
6 Chesterfield Gardens
3rd Floor
London W1J 5BQ
United Kingdom

Re: Ensco plc—Registration Statement on Form S-4 Exhibit 5.1

Ladies and Gentlemen:

        We have acted as English legal advisers to Ensco plc, a public limited company incorporated in England and Wales (the "Company") in connection with:

  (a)
  the proposed merger of Echo Merger Sub LLC, a Texas limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Atwood Oceanics, Inc., a Texas corporation ("Atwood"), with Atwood continuing as the surviving company and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to an agreement and plan of merger dated 29 May 2017 by and among the Company, Merger Sub and Atwood (the "Merger Agreement"); and

  (b)
  the preparation and filing of the registration statement on Form S-4 (File No. 333-218808), to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the "Registration Statement"), with the United States Securities and Exchange Commission (the "SEC") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act").

        Pursuant to the Merger Agreement and as set out in the Registration Statement, it is proposed that each share of common stock, par value $1.00 per share, of Atwood will be converted into the right to receive 1.60 Class A ordinary shares, nominal value $0.10 per share, of the Company (the "Merger Consideration Shares").

1.     INTRODUCTION

1.1   Purpose

        In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2   Defined terms and headings

        In this letter:

  (a)
  capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

  (b)
  headings are for ease of reference only and shall not affect interpretation.

1.3   Legal review

        For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we considered appropriate. We have reviewed, amongst other things, the following documents and conducted the following enquiries and searches:

  (a)
  an online search at Companies House in respect of information available for inspection about the Company conducted on 8 August 2017;

  (b)
  an enquiry by telephone at the Central Index of Winding Up Petitions, London on 8 August 2017 at 11:19 a.m. (London time) ((a) and (b) together, the "Searches");

  (c)
  a PDF copy of the certificate executed by Michael T. McGuinty, in his capacity as secretary of the Company certifying that the resolutions of the board of directors of the Company attached to the certificate were approved on 29 May 2017 (the "Certificate");

  (d)
  PDF copies of the certificate of incorporation of the Company dated 18 September 2009, the certificate of incorporation on change of name dated 25 September 2009 pursuant to which the Company's name was changed to Ensco International Limited, the certificate of incorporation on re-registration of the Company as a public limited company under the name of Ensco International plc dated 18 December 2009 and the certificate of incorporation on change of name dated 31 March 2010 pursuant to which the Company's name was changed to Ensco plc;

  (e)
  a PDF copy of the current articles of association of the Company adopted on 20 May 2013 (the "Articles of Association"); and

  (f)
  PDF copies of the draft Registration Statement initially filed with the SEC on 16 June 2017, which includes the draft notice of a general meeting of the shareholders of the Company (the "General Meeting") to consider and pass, inter alia, an ordinary resolution to authorise the board of directors of the Company to allot and issue the Merger Consideration Shares pursuant to section 551 of the Companies Act 2006 (the "Allotment Resolution").

1.4   Applicable law

        This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today's date. In particular:

  (a)
  we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below; and

  (b)
  we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5   Assumptions and reservations

        The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.     OPINION

        Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

  (a)
  the Registration Statement, as finally amended, having become effective under the Securities Act;

  (b)
  the Merger having been approved by the shareholders of Atwood and all other actions, consents or orders necessary to implement the Merger in accordance with the Business Organizations Code of the State of Texas having been taken, received or made, as applicable;

  (c)
  the Allotment Resolution having been duly passed at the General Meeting in the form set out in the Registration Statement (and specifying a maximum nominal value at least equal to the aggregate nominal value of the Merger Consideration Shares that are allotted and issued);

  (d)
  the directors of the Company having validly resolved to allot the Merger Consideration Shares at a duly convened and quorate meeting of the board of directors of the Company and such board resolutions being in full force and effect and not having been rescinded or amended; and

  (e)
  valid entries having been made in relation to the allotment and issue of the Merger Consideration Shares in the books and registers of the Company,

it is our opinion that, as at today's date, the Merger Consideration Shares, if and when issued and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof in connection with the Merger) and will not be subject to any call for payment of further capital.

3.     EXTENT OF OPINIONS

        We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Merger or the transactions contemplated thereby.

        This letter only applies to those facts and circumstances which exist as at today's date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.     DISCLOSURE AND RELIANCE

        This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

        This letter may not be relied upon by you for any other purpose, and, other than as set out above, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ LATHAM & WATKINS

LATHAM & WATKINS

 SCHEDULE 1

ASSUMPTIONS

        The opinions in this letter have been given on the basis of the following assumptions:

  (a)
  the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

  (b)
  that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

  (c)
  that the Articles of Association remain in full force and effect, and no amendment has been made or will be made to the Articles of Association, in each case prior to the date of allotment and issue of the Merger Consideration Shares (the "Allotment Date");

  (d)
  that the content of the Certificate is correct in all respects and the resolutions of the board of directors of the Company attached to the Certificate are complete, accurate and up to date;

  (e)
  that all documents, forms and notices which should have been delivered to Companies House in respect of the Company have been so delivered, that the results of the Searches are complete and accurate, that the position has not changed since the times at which the Searches were made and that the results of the Searches will remain complete and accurate as at the Allotment Date;

  (f)
  that the resolutions of the board of directors of the Company confirmed as having been approved in the Certificate provided to us in connection with the giving of this opinion were duly passed at a meeting of the board of directors that was duly constituted, convened and conducted and all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote), a quorum was present throughout, the requisite majority of directors voted in favour of approving the resolutions and the resolutions passed thereat were duly adopted, have not been revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

  (g)
  that the General Meeting will be validly constituted, convened and conducted in accordance with the Articles of Association, that all constitutional, statutory and other formalities will be observed at the General Meeting in connection with the passing of the Allotment Resolution and that the Allotment Resolution will not have been revoked or varied prior to the Allotment Date and will remain in full force and effect as at the Allotment Date;

  (h)
  that the Merger Consideration Shares will be wholly paid-up otherwise than in cash;

  (i)
  that the Merger Agreement and all obligations thereunder have been entered into and the Merger Consideration Shares will be allotted and issued in good faith and on bona fide commercial terms and on arms' length terms and for the purpose of carrying on the business of the Company and that in relation to the allotment and issue of the Merger Consideration Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act 2006 (Duty to promote the success of the company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

  (j)
  that none of the Merger Consideration Shares, or rights to subscribe for such Merger Consideration Shares, have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Merger Consideration Shares in breach of section 21 of the Financial Services and Markets Act 2000 or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire, rights to subscribe for, or otherwise acquire, shares or other securities; and

  (k)
  that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company).

 SCHEDULE 2

RESERVATIONS

        The opinions in this letter are subject to the following reservations:

  (a)
  The Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

  (b)
  the opinions set out in this letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

  (c)
  we express no opinion as to matters of fact; and

  (d)
  it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

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  Exhibit 5.1
Re: Ensco plc—Registration Statement on Form S-4 Exhibit 5.1
SCHEDULE 1 ASSUMPTIONS
SCHEDULE 2 RESERVATIONS